Exhibit 99.1

On January 17, 2019, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. Announces Dividend

Dividend will be payable March 15, 2019

Columbus Grove, Ohio, January 17, 2019 – United Bancshares, Inc. (NASDAQ: UBOH) announced today that its Board of Directors increased its dividend by 8.33% compared to the prior quarter, approving a cash dividend of $0.13 per common share payable March 15, 2019 to shareholders of record at the close of business on February 28, 2019.

United Bancshares, Inc. is the holding company of The Union Bank Company, which serves Allen, Delaware, Franklin, Hancock, Marion, Putnam, Sandusky, Van Wert and Wood Counties in Ohio, with office locations in Bowling Green, Columbus Grove, Delaware, Delphos, Findlay, Gahanna, Gibsonburg, Kalida, Leipsic, Lima, Marion, Ottawa, Pemberville and Westerville Ohio.

United Bancshares, Inc. has 3,269,358 common shares outstanding as of December 31, 2018.

Contact:

Brian D. Young

President and CEO

United Bancshares, Inc.

105 Progressive Drive

Columbus Grove, Ohio  45830

(419) 659-2141

Email: info@theubank.com